Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1107	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm and to the use of information from, and the inclusion of, our report dated January 30, 2019 and February 16, 2018 of Brigham Minerals, LLC’s oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2018 and 2017, respectively, included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 9, 2019, and incorporated by reference in this Registration Statement on Form S-8 of Brigham Minerals, Inc. (the “Registration Statement”).

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E.
President

Houston, Texas

April 23, 2019